Exhibit 99.1

RenovoRx Appoints Experienced Public Company Executive Mark Voll as Chief Financial Officer

Appointment Strengthens RenovoRx’s C-Suite Leadership to Support Commercial Growth of RenovoCath®

MOUNTAIN VIEW, Calif., Feb. 05, 2026 (GLOBE NEWSWIRE) — RenovoRx, Inc. (“RenovoRx” or “the Company”) (Nasdaq: RNXT), a life sciences company developing innovative targeted oncology therapies and commercializing RenovoCath®, a patented, FDA-cleared drug-delivery device, is pleased to announce the appointment of Mark Voll as the Company’s Chief Financial Officer, effective February 1, 2026.

Mr. Voll brings more than three decades of financial leadership experience to RenovoRx, with a strong track record for guiding high-growth public companies through periods of commercial buildout and strategic development. He has served as Chief Financial Officer for multiple publicly traded technology companies where he successfully led corporate initiatives that scaled early growth to full commercial development.

RenovoRx’s plans for Mr. Voll include a forward-facing role in stockholder communications as well as leveraging his extensive experience in budgeting, strategic planning, and finance. His expertise in managing operations will be instrumental as RenovoRx continues the commercialization of its RenovoCath drug-delivery device and simultaneously advances its Phase III TIGeR-PaC clinical trial.

“We are thrilled to welcome Mark to the RenovoRx leadership team during this important chapter of our company’s history,” said Shaun Bagai, Chief Executive Officer of RenovoRx. “During 2025, we moved from being solely a clinical stage company to a commercial one as well. Mark is therefore joining us at a perfect time as we look to capitalize on our evolving model. His financial and operational leadership experience in both public markets and high-growth organizations will play a critical role as RenovoRx continues its drive towards sustained commercial execution.”

“I’ve worked with many emerging growth companies in my career, and I believe that RenovoRx right now is very well positioned at the intersection of innovation and patient impact, with a differentiated therapy platform and a clear strategic vision for transforming the lives of cancer patients,” said Mr. Voll. “I have spent my career helping high-growth companies scale, and I am excited to bring that experience to RenovoRx. The team has built a strong foundation and has positive momentum, and I look forward to collaborating with leadership and the entire organization to further accelerate RenovoRx’s success.”

Throughout his career, Mr. Voll has successfully guided companies through initial public offerings and subsequent exits, including Techwell, Inc. (IPO in 2006, acquired by Intersil in 2010), Montage Technology (IPO in 2013, acquired by PDSTI in 2014), and Aquantia Corporation (IPO in 2017, acquired by Marvell Technology in 2019).

Mr. Voll will lead a finance team that will continue to include Ronald B. Kocak (who until Mr. Voll’s appointment served as principal accounting officer of RenovoRx) for a transitional period as well as Lilly Huang, who previously worked with Mr. Voll and who recently joined RenovoRx as Executive Director of Finance.

About RenovoCath

Based on its FDA clearance, RenovoCath® is intended for the isolation of blood flow and delivery of fluids, including diagnostic and/or therapeutic agents, to select sites in the peripheral vascular system. RenovoCath is also indicated for temporary vessel occlusion in applications including arteriography, preoperative occlusion, and chemotherapeutic drug infusion. For further information regarding our RenovoCath Instructions for Use (“IFU”), please see: IFU-10004-Rev.-G-Universal-IFU.pdf.

About RenovoRx, Inc.

RenovoRx, Inc. (Nasdaq: RNXT) is a life sciences company developing innovative targeted oncology therapies and commercializing RenovoCath®, a novel, U.S. Food and Drug Administration (FDA)-cleared local drug-delivery device, targeting high unmet medical needs. RenovoRx’s patented Trans-Arterial Micro-Perfusion (TAMP™) therapy platform is designed for targeted therapeutic delivery across the arterial wall near the tumor site to bathe the target tumor, while potentially minimizing a therapy’s toxicities versus systemic intravenous therapy. RenovoRx’s novel approach to targeted treatment offers the potential for increased safety, tolerance, and improved efficacy. The Company’s mission is to transform the lives of cancer patients by providing innovative solutions to enable targeted delivery of diagnostic and therapeutic agents.

RenovoRx is in the early stages of actively commercializing the TAMP therapy platform and FDA-cleared RenovoCath as a stand-alone device. In December 2024, RenovoRx announced the receipt of its first commercial purchase orders for RenovoCath devices, and for the first nine months of 2025, approximately $900,000 of revenues were generated from RenovoCath sales. Several customers have already initiated repeat orders in parallel to RenovoRx expanding the number of medical institutions initiating new RenovoCath orders, including several esteemed, high-volume National Cancer Institute-designated centers. To meet and satisfy the anticipated demand, RenovoRx will continue to actively explore further revenue-generating activity, either on its own or in tandem with a medical device commercial partner.

RenovoRx is also evaluating a novel drug-device combination oncology product candidate (intra-arterial gemcitabine delivered via RenovoCath, known as IAG) in the ongoing Phase III TIGeR-PaC trial. IAG is being evaluated by the Center for Drug Evaluation and Research (the drug division of the FDA) under a U.S. investigational new drug application that is regulated by the FDA’s 21 CFR 312 pathway. IAG utilizes RenovoCath, the Company’s patented, FDA-cleared drug-delivery device, indicated for temporary vessel occlusion in applications including arteriography, preoperative occlusion, and chemotherapeutic drug infusion.

The combination product candidate (IAG), which is enabled by the RenovoCath device, is currently under investigation and has not been approved for commercial sale. RenovoCath with gemcitabine received Orphan Drug Designation for pancreatic cancer and bile duct cancer, which provides seven years of market exclusivity upon new drug application approval by the FDA.

For more information, visit www.renovorx.com. Follow RenovoRx on Facebook, LinkedIn, and X.

Cautionary Note Regarding Forward-Looking Statements

This press release and statements of the Company’s management made in connection therewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding (i) our clinical trials and studies, (ii) the potential for our product candidates to treat or provide clinically meaningful outcomes for certain medical conditions or diseases, and (iii) our efforts to commercialize our RenovoCath and our TAMP technology. Statements that are not purely historical (including, without limitation, statements regarding the anticipated benefits to the Company of the appointment of Mr. Voll as Chief Financial Officer) are forward-looking statements. The forward-looking statements contained herein are based upon our current expectations and beliefs regarding future events, many of which, by their nature, are inherently uncertain, outside of our control, and involve assumptions that may never materialize or may prove to be incorrect. These may include estimates, projections, and statements relating to our research and development plans, intellectual property development, clinical trials, our therapy platform, business plans, financing plans, objectives, and expected operating results, which are based on current expectations and assumptions that are subject to known and unknown risks and uncertainties that may cause actual results to differ materially and adversely from those expressed or implied by these forward-looking statements. These statements may be identified using words such as “may,” “expects,” “plans,” “aims,” “anticipates,” “believes,” “forecasts,” “estimates,” “intends,” and “potential,” or the negative of these terms or other comparable terminology regarding RenovoRx’s expectations strategy, plans, or intentions, although not all forward-looking statements contain these words. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, that could cause actual events to differ materially from those projected or indicated by such statements, including, among other things: (i) the risk that our exploration of commercial opportunities for our TAMP technology may not lead to viable, revenue generating operations; (ii) circumstances which would adversely impact our ability to efficiently utilize our cash resources on hand or raise additional funding-; (iii) the timing of the initiation, progress, and potential results (including the results of interim analyses) of our preclinical studies, clinical trials, and our research programs; (iv) the possibility that interim results may not be predictive of the outcome of our clinical trials, which may not demonstrate sufficient safety and efficacy to support regulatory approval of our product candidate-;(v) that the applicable regulatory authorities may disagree with our interpretation of the data-, research, and clinical development plans and timelines, and the regulatory process for our product candidates; (vi) future potential regulatory milestones for our product candidates, including those related to current and planned clinical studies; (vii) our ability to use and expand our therapy platform to build a pipeline of product candidates; (viii) our ability to advance product candidates into, and successfully complete, clinical trials; (ix) the timing or likelihood of regulatory filings and approvals; (x) our estimates of the number of patients who suffer from the diseases we are targeting and the number of patients that may enroll in our clinical trials; (xi) the commercialization potential of our product candidates, if approved; (xii) our ability and the potential to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved; (xiii) future strategic arrangements and/or collaborations and the potential benefits of such arrangements; (xiv) our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing and our ability to obtain additional capital; (xv) the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements; (xvi) our ability to retain the continued service of our key personnel and to identify, and hire and retain additional qualified personnel; (xvii) the implementation of our strategic plans for our business and product candidates; (xviii) the scope of protection we are able to establish and maintain for intellectual property rights, including our therapy platform, product candidates, and research programs; (xix) our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; (xx) the pricing, coverage, and reimbursement of our product candidates, if approved; and (xxi) developments relating to our competitors and our industry, including competing product candidates and therapies. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that we file from time to time with the Securities and Exchange Commission.

Forward-looking statements included herein are made as of the date hereof, and RenovoRx does not undertake any obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Contact:

KCSA Strategic Communications
Valter Pinto or Jack Perkins
T: 212-896-1254
RenovoRX@KCSA.com